                                   EXHIBIT 11

                        ALLMERICA FINANCIAL CORPORATION

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     FOR THE PERIOD ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                           THREE MONTHS ENDED        YEAR ENDED
                              DECEMBER 31,          DECEMBER 31,
                                  1996                  1996
                          ---------------------    ------------------
                          (IN MILLIONS, EXCEPT PER SHARE DATA)
PRIMARY:
 Average shares
  outstanding............                    50.1                   50.1
 Net effect of dilutive
  stock options based on
  the treasury stock
  method using average
  market price(1)........                     --                     --
                                -----------------     ------------------
TOTALS...................                    50.1                   50.1
                                =================     ==================
 Net income..............       $            45.3     $            181.9
 Per share amount........       $            0.91     $             3.63
FULLY DILUTED:
 Average shares
  outstanding............                    50.1                   50.1
 Net effect of dilutive
  stock options based on
  the treasury stock
  method using the higher
  of period end or
  average market
  price(2)...............                     --                     --
                                -----------------     ------------------
TOTALS...................                    50.1                   50.1
                                =================     ==================
 Net income..............       $            45.3     $            181.9
 Per share amount........       $            0.91     $             3.63

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(1) The weighted average incremental options used to calculate primary earnings per share were 20,947 and 2,482 for the quarter and year ended December 31, 1996, respectively.
(2) The weighted average incremental options used to calculate fully diluted earnings per share were 24,898 and 8,773 for the quarter and year ended December 31, 1996, respectively.


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